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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan, as amended, and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                       /s/ ERNST & YOUNG LLP

Long Beach, California
January 31, 2002